Sonendo, Inc. Reports Third Quarter 2022 Financial Results

LAGUNA HILLS, CA – November 9, 2022 – Sonendo, Inc. (“Sonendo”), a leading dental technology company and developer of the GentleWave® System, today reported financial results for the quarter ended September 30, 2022.

Recent Highlights

•
Total revenue of $9.8 million for the third quarter of 2022, representing growth of 25%, compared to prior year period
•
Consumable revenue of $4.8 million for the third quarter of 2022, representing growth of approximately 30% compared to prior year period
•
GentleWave's ending install base as of September 30, 2022, was approximately 935 units
•
Completed a private financing resulting in $63 million of gross proceeds
•
In mid-October, announced release of the next generation GentleWave G4 console

"The third quarter of 2022 was a strong period for Sonendo and we achieved significant milestones despite sector-wide headwinds as we continue our journey to capitalize on the huge opportunity that exists in this segment of dentistry. Accomplishments included a notable financing that resulted in proceeds of $63 million, record procedure instruments sales of $4.8 million, and preparation for the launch of our next generation GentleWave G4 console," said Bjarne Bergheim, Chief Executive Officer of Sonendo. "We believe that these milestones show clearly that there is strong acknowledgement of the opportunity by investors, our investment in new technology and continued adoption by doctors. We are pleased by our operating performance this quarter, and we look forward to steady growth in future periods."

Third Quarter 2022 Financial Results

Total revenue was $9.8 million in the third quarter of 2022, an increase from $7.9 million in the third quarter of 2021. GentleWave console revenue was $2.1 million in the third quarter of 2022, an increase from $1.8 million in the third quarter of 2021. Procedure instrument revenue was $4.8 million, an increase from $3.7 million in the third quarter of 2021. Software revenue was $2.1 million, an increase from $1.7 million in the third quarter of 2021.

As of September 30, 2022, GentleWave ending install base was approximately 935 units, compared to approximately 750 in the prior year period.

Gross margin for third quarter of 2022 was 24%, in line with the first half of 2022, but a decrease from 26% in the third quarter of 2021.

Total operating expenses in the third quarter of 2022 were $16.9 million, compared to $13.1 million in the third quarter of 2021.

GAAP loss from operations was $14.6 million in the third quarter of 2022, compared to $11.1 million in the third quarter of 2021.

Non-GAAP loss from operations was $12.4 million in the third quarter of 2022 compared to $10.0 million in the third quarter of 2021. Non-GAAP loss from operations excludes revaluation of contingent consideration, stock-based compensation expense, and depreciation and amortization expense.

Net loss was $15.5 million for the third quarter of 2022, compared to $12.7 million in the third quarter of 2021.

As of September 30, 2022, cash and cash equivalents and short-term investments totaled $105.6 million, while long-term borrowings totaled $40.0 million.

2022 Financial Guidance

The Company expects full year 2022 total revenue to be in the range of $40.5 million to $42.5 million, representing annual growth between 22% and 28%.

Webcast and Conference Call Information

Sonendo will host a conference call to discuss the third quarter 2022 financial results after the market close on Wednesday, November 9th, 2022, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by dialing (844) 200-6205 for domestic callers or (929) 526-1599 for international callers, using access code: 579984. Live audio of the webcast will be available on the "Investors" section of the company's website at: https://investor.sonendo.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Sonendo

Sonendo is a commercial-stage medical technology company focused on saving teeth from tooth decay, the most prevalent chronic disease globally. Sonendo develops and manufactures the GentleWave® System, an innovative technology platform designed to treat tooth decay by cleaning and disinfecting the microscopic spaces within teeth without the need to remove tooth structure. The system utilizes a proprietary mechanism of action, which combines procedure fluid optimization, broad-spectrum acoustic energy and advanced fluid dynamics, to debride and disinfect deep regions of the complex root canal system in a less invasive procedure that preserves tooth structure. The clinical benefits of the GentleWave System when compared to conventional methods of root canal therapy include improved clinical outcomes, such as superior cleaning that is independent of root canal complexity and tooth anatomy, high and rapid rates of healing and minimal to no post-operative pain. In addition, the GentleWave System can improve the workflow and economics of dental practices. Sonendo is also the parent company of TDO® Software, the developer of widely used endodontic practice management software solutions, designed to simplify practice workflow. TDO Software integrates practice management, imaging, referral reporting and CBCT imaging, and offers built-in communication with the GentleWave System.

For more information about Sonendo and the GentleWave System, please visit www.sonendo.com. To find a GentleWave doctor in your area, please visit www.gentlewave.com.

Forward Looking Statements

In addition to background and historical information, this press release contains "forward-looking statements" based on Sonendo's current expectations, forecasts and beliefs including statements related to Sonendo's 2022 financial guidance. These forward-looking statements are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Actual outcomes and results could differ materially due to a number of factors, including the ongoing uncertainty of the impact of the COVID-19 pandemic, as well as COVID recovery impact, on its business. These and other risks and uncertainties include those described more fully in the company's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (SEC) on March 23, 2022 under the sections titled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operation”, as well as any reports that we may file with the SEC in the future. Forward-looking statements contained in this announcement are based on information available to Sonendo as of the date hereof. Sonendo undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing Sonendo’s views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Sonendo.

Use of Non-GAAP Financial Measures

Sonendo’s financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include non-GAAP loss from operations. Non-GAAP loss from operations exclude, as applicable, (i) revaluation of contingent consideration, (iii) stock-based compensation expense, and (iii) depreciation and amortization. Management believes that non-GAAP loss from operations are useful in helping identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP loss from operations, will enable investors to assess the company in the same way that management has historically assessed the company’s operating results against comparable companies with conventional accounting methodologies. The company’s definitions of non-GAAP loss from operations have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

For a reconciliation of our non-GAAP loss from operations presented herein to GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of GAAP to Non-GAAP Loss from Operations” in the financial schedules below.

Investor Contact:

Gilmartin Group

Greg Chodaczek

IR@Sonendo.com

SONENDO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	As of
	September 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$68,512	$84,641
Short-term investments	37,074	—
Accounts receivable, net	3,349	2,516
Inventory	15,185	8,150
Prepaid expenses and other current assets	2,911	3,552
Total current assets	127,031	98,859
Property and equipment, net	2,739	2,366
Operating lease right-of-use assets	2,140	2,746
Intangible assets, net	2,458	2,956
Goodwill	8,454	8,454
Other assets	118	118
Total assets	$142,940	$115,499
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,057	$3,061
Accrued expenses	5,098	4,758
Accrued compensation	3,959	3,376
Operating lease liabilities	982	975
Other current liabilities	2,249	2,482
Total current liabilities	14,345	14,652
Operating lease liabilities, net of current	1,121	1,730
Term loan, net of current	36,599	26,496
Other liabilities	519	558
Total liabilities	52,584	43,436
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; authorized —10,000,000 shares; issued and outstanding - none	—	—
Common stock, $0.001 par value; authorized — 500,000,000 shares; issued — 49,803,355 shares as of September 30, 2022 and 26,383,225 shares as of December 31, 2021; outstanding — 49,756,666 shares as of September 30, 2022 and 26,336,536 shares as of December 31, 2021	50	26
Additional paid-in-capital	448,648	384,132
Accumulated other comprehensive loss	(49)	—
Accumulated deficit	(358,242)	(312,044)
	90,407	72,114
Less: Treasury stock	(51)	(51)
Total stockholders’ equity	90,356	72,063
Total liabilities and stockholders’ equity	$142,940	$115,499

SONENDO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
Product revenue	$7,795	$6,186	$23,440	$18,166
Software revenue	2,051	1,701	5,986	5,140
Total revenue	9,846	7,887	29,426	23,306
Cost of sales	7,528	5,838	22,276	17,422
Gross profit	2,318	2,049	7,150	5,884
Operating expenses:
Selling, general and administrative	12,586	8,495	37,393	22,400
Research and development	4,328	4,633	13,196	14,310
Change in fair value of contingent earnout	—	19	—	12
Total operating expenses	16,914	13,147	50,589	36,722
Loss from operations	(14,596)	(11,098)	(43,439)	(30,838)
Other expense, net:
Interest and financing costs, net	(943)	(1,076)	(2,759)	(3,224)
Change in fair value of warrant liabilities	—	(159)	—	(176)
Change in fair value of forward obligation	—	(400)	—	(550)
Loss before income tax expense	(15,539)	(12,733)	(46,198)	(34,788)
Income tax expense	—	—	—	—
Net loss	$(15,539)	$(12,733)	$(46,198)	$(34,788)
Other comprehensive loss (net of tax):
Unrealized loss on marketable securities	(7)	—	(49)	—
Net comprehensive loss	$(15,546)	$(12,733)	$(46,247)	$(34,788)
Net loss per share attributable to common stock – basic and diluted	$(0.47)	$(10.33)	$(1.61)	$(28.54)
Weighted-average shares outstanding – basic and diluted	33,116,536	1,232,921	28,688,018	1,218,815

SONENDO, INC.

RECONCILIATION OF GAAP TO NON-GAAP

LOSS FROM OPERATIONS

(In thousands; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
GAAP loss from operations	$14,596	$11,098	$43,439	$30,838
Adjustments:
Revaluation of contingent consideration	—	(19)	—	(12)
Stock based compensation:
Included in cost of sales	(123)	(50)	(364)	(157)
Included in selling, general and administrative	(1,435)	(368)	(3,820)	(909)
Included in research and development	(165)	(123)	(887)	(382)
Depreciation and amortization
Included in cost of sales	(168)	(164)	(507)	(464)
Included in selling, general and administrative	(232)	(270)	(613)	(818)
Included in research and development	(33)	(69)	(122)	(247)
Non-GAAP loss from operations	$12,440	$10,035	$37,126	$27,849